Exhibit  99.01
FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Director, Public Relations
(714) 885-3695	(714) 885-3462
EMULEX REPORTS FIRST QUARTER RESULTS
Record Switch and HBA Port Shipments for the Third Quarter in a Row

     COSTA MESA, Calif., October 27, 2005 — Emulex Corporation (NYSE:ELX), the industry’s preeminent source for a broad range of advanced storage networking infrastructure solutions, today announced results for its first fiscal quarter ended October 2, 2005.
First Quarter Highlights
•	First quarter revenues rose 43% from a year ago to $104.4 million.

•	Non-GAAP diluted EPS of $0.27 and GAAP diluted EPS of $0.19, represented an increase of 145% and 19%, respectively, over the comparable year-ago results.

•	Port shipments for host bus adapters, or HBAs, and embedded storage switches increased for the third quarter in a row to record levels.

•	Emulex 4 Gigabit per second, or 4 Gb/s, revenues grew 45% sequentially vs. the prior quarter, while 4 Gb/s design wins expanded to more than 65.

•	Non-GAAP gross margin was 64% and GAAP gross margin was 63%.

•	Non-GAAP operating margin was 34% and GAAP operating margin was 23%.

•	Cash and investments, net of debt, reached $315 million, up $27 million sequentially from fourth quarter levels.
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

Financial Results
     First quarter revenues, essentially all of which were comprised of Fibre Channel products, rose 43% from a year ago to $104.4 million. First quarter non-GAAP net income rose by 156% from the comparable year-ago results, to $24.3 million, or $0.27 per diluted share. First quarter GAAP net income increased by 15% from a year ago to $16.4 million, or $0.19 per diluted share. A reconciliation between GAAP and non-GAAP results is included in the accompanying financial data.
     Although a major OEM customer exhibited more seasonality than expected, all major product sectors including HBAs, I/O ASICs, or IOCs, and switches grew significantly from a year ago. IOCs expanded more than 60% from the comparable quarter last year due to increased demand for FICON connectivity, which is displacing legacy ESCON technology in mainframe storage environments. HBA revenue grew more than 40% from a year ago and switch revenue increased more than 30% from the comparable period last year. Emulex’s InSpeed storage switching solutions continued to gain momentum in the market as the Company’s installed base grew to 8 million ports, up from 6 million ports at the end of the fourth quarter, complementing its growing installed base of over 2 million Emulex HBAs.
     During the first quarter, Emulex continued to execute to its growth strategies which center on capturing new customers and design wins for next-generation 4Gb/s, blade server, and Linux solutions. Paul Folino, CEO and Chairman, stated, “Emulex is now commercially shipping a full array of 4 Gb/s Fibre Channel solutions spanning its HBA, switching and IOC product lines, demonstrating once again our ability to deliver quality next-generation solutions first to market.” To date, Emulex has amassed more than 65 OEM design wins for 4 Gb/s HBAs, IOCs and switches. At present, Emulex 4 Gb/s HBAs are certified and available from Bull, Dell, EMC and HP, as well as Emulex’s worldwide distribution partners. In the first quarter, as part of its continuing blade server effort, Emulex announced its first I/O design win for the HP BladeSystem server blade. The Company also announced that its blade server I/O solutions for the IBM BladeCenter as well as the HP BladeSystem were both qualified by EMC for connection to its Symmetrix and CLARiiON arrays. Emulex also captured its first Linux design wins with HP, spanning the ProLiant, BladeSystem and StorageWorks product line from HP. In July, Emulex announced its first-ever OEM agreement with Sun Microsystems for Emulex HBAs, opening up the HBA market for Sun servers that are SAN attached to Sun storage. Folino noted, “During the first quarter, we launched commercial shipments of Sun-certified HBAs, and
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

we are encouraged by the continued expansion of Sun business in the second quarter, which is positioning Sun to quickly become one of our top 5 direct HBA OEMs.”
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its second fiscal quarter ending January 1, 2006. Emulex believes that with seasonal strength, revenue contribution from new customers and new 4 Gb/s programs, it will have the opportunity to grow second quarter revenue up to 8% sequentially. As a result, Emulex is budgeting for second quarter revenue in a range of $108-$112 million. Emulex believes that non-GAAP diluted earnings per share could amount to $0.28-$0.30. On a GAAP basis, Emulex expects diluted second quarter EPS of $0.18-$0.20 per share, reflecting approximately $0.10 per share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation.
Webcast Information
     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the first fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 7439048.
About Emulex
     Emulex Corporation is the industry’s preeminent source for a broad range of advanced storage networking infrastructure solutions spanning host bus adapters, embedded storage switches, I/O controllers and SAN Storage Switches. Emulex ranked number 19 in the Deloitte 2005 Technology Fast 50 and is listed on the New York Stock Exchange (NYSE:ELX).
     The world’s leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse® HBAs and InSpeed™ embedded storage switching products, are based on internally developed ASIC, firmware
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Bull, Dell, EMC, Engenio, Fujitsu Ltd., Fujitsu Siemens, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, Quantum Corp., Sun Microsystems, Unisys and Xyratex. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
EMULEX | We network storage

Note Regarding Non-GAAP Financial Information. The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes impairment charges, gains or losses on the repurchase of convertible subordinated notes and litigation settlements, as well as charges relating to stock-based compensation and amortization of intangibles. Management believes that the presentation of non-GAAP information may provide useful information to investors because Emulex has historically provided this information and understands that some investors consider it useful in evaluating Emulex’s core business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating Emulex’s business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lowest cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; and changes in accounting standards, including changes in the accounting treatment of employee stock options. These and other factors which could cause actual
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	October 2,	September 26,
	2005	2004

Net revenues	$104,379	$73,225
Cost of sales	38,149	29,246

Gross profit	66,230	43,979

Operating expenses:
Engineering and development	21,855	20,197
Selling and marketing	7,957	7,424
General and administrative	5,944	(421)
Impairment of goodwill	—	1,793
Amortization of other intangibles	6,384	6,547

Total operating expenses	42,140	35,540

Operating income	24,090	8,439

Nonoperating income:
Interest income	3,746	3,034
Interest expense	(624)	(1,347)
Gain on repurchase of convertible subordinated notes	—	13,090
Other income (expense), net	(2)	(10)

Total nonoperating income	3,120	14,767

Income before income taxes	27,210	23,206

Income tax provision	10,774	8,907

Net income	$16,436	$14,299

Net income per share:
Basic	$0.20	$0.17

Diluted	$0.19	$0.16

Number of shares used in per share computations:
Basic	83,398	82,561

Diluted	90,825	94,716

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $376 and $829 for the three months ended October 2, 2005 and September 26, 2004, respectively. Diluted earnings per share for prior periods have been recalculated in accordance with EITF 04-08.
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

The reconciliation of the non-GAAP net income with the Company’s net income determined under GAAP is presented in the following table.
EMULEX CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(in thousands)

	Three Months Ended
	October 2,	September 26,
	2005	2004
GAAP net income, as presented above	$16,436	$14,299

Items excluded from GAAP net income to calculate non-GAAP net income:
Amortization of stock-based compensation as follows: (1)
Excluded from engineering and development	1,922	523
Excluded from selling and marketing	1,055	239
Excluded from general and administrative	1,804	485
Excluded from cost of sales	52	38
Amortization of intangibles, excluded from operating expenses	6,384	6,547
Impairment of goodwill, excluded from operating expenses(2)	—	1,793
Insurance recovery and $315 of related interest associated with settlement of securities class action and derivative lawsuits, excluded from general and administrative and interest income	—	(4,714)
Net gain on repurchase of convertible subordinated notes excluded from nonoperating income(3)	—	(13,090)
Income tax effect of above items excluded from the income tax provision	(3,349)	3,369

Impact on net income	7,868	(4,810)

Non-GAAP net income	$24,304	$9,489

(1)	Amortization of stock-based compensation. For the three months ended October 2, 2005, stock-based compensation is calculated in accordance with FAS 123R adopted effective July 4, 2005. For the three months ended September 26, 2004, stock-based compensation is deferred compensation associated with the acquisitions of Vixel and Giganet.

(2)	Impairment of goodwill. In connection with the preparation of Vixel Corporation’s tax return in the first quarter of fiscal 2005, the Company revised estimates and discovered errors related to the deferred tax assets of Vixel Corporation (acquired in November 2004). As a result, the Company recorded a $1.8 million impairment of goodwill in the first quarter of fiscal 2005.

(3)	Net gain on repurchase of convertible subordinated notes. In the three months ended September 26, 2004, Emulex repurchased $153.0 million in face value of its 0.25% convertible subordinated notes at a discount, resulting in a pre-tax gain of $13.1 million.

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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

The non-GAAP financial information presented below is based on the Company’s condensed consolidated financial statements and excludes certain adjustments detailed above. The Company uses this non-GAAP information to evaluate its operating performance. This presentation is not in accordance with, or an alternative for, GAAP and may be different from the non-GAAP presentation used by other companies.
EMULEX CORPORATION AND SUBSIDIARIES
Non-GAAP Condensed Consolidated Statements of Income (4)
(in thousands, except per share data)

	Three Months Ended
	October 2,	September 26,
	2005	2004

Net revenues	$104,379	$73,225
Cost of sales	38,097	29,208

Gross profit	66,282	44,017

Operating expenses:
Engineering and development	19,933	19,674
Selling and marketing	6,902	7,185
General and administrative	4,140	3,493
Total operating expenses	30,975	30,352

Operating income	35,307	13,665

Nonoperating income:
Interest income	3,746	2,719
Interest expense	(624)	(1,347)
Other income (expense), net	(2)	(10)

Total nonoperating income	3,120	1,362

Income before income taxes	38,427	15,027

Income tax provision	14,123	5,538

Net income	$24,304	$9,489

Net income per share:
Basic	$0.29	$0.11

Diluted	$0.27	$0.11

Number of shares used in per share computations:
Basic	83,398	82,561

Diluted	90,825	94,716

The interest expense adjustment, net of tax, to the Company’s non-GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $376 and $850 for the three months ended October 2, 2005 and September 26, 2004, respectively. Diluted earnings per share for prior periods have been recalculated in accordance with EITF 04-08.

(4)	See the preceding Note Regarding Non-GAAP Financial Information, as well as the Reconciliation of GAAP Net Income to Non-GAAP Net Income.
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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	October 2,	July 3,
	2005	2005

Assets

Current assets:
Cash and cash equivalents	$75,468	$120,317
Investments	431,461	346,675
Accounts and other receivables, net	61,950	47,730
Inventories, net	22,790	36,266
Prepaid expenses	4,878	4,508
Deferred income taxes	28,470	28,961

Total current assets	625,017	584,457

Property and equipment, net	64,418	65,976
Investments	42,056	54,936
Other intangibles, net	89,217	95,806
Other assets	715	606

	$821,423	$801,781

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$20,657	$29,778
Accrued liabilities	19,483	21,505
Income taxes payable	19,825	25,361

Total current liabilities	59,965	76,644

Convertible subordinated notes	233,831	233,382
Deferred income taxes and other	22,031	14,164

Total liabilities	315,827	324,190

Total stockholders’ equity	505,596	477,591

	$821,423	$801,781

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Emulex Corporation FY ‘06 First Quarter Results
October 27, 2005

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Revenue by Channel and Territory:

	Q1 FY 2006	% Total	Q1 FY 2005	% Total	% Change
($000s)	Revenue	Revenue	Revenue	Revenue	Year/Year

Revenue from OEM customers	$61,752	59%	$50,851	70%	+21%
Revenue from distribution	42,618	41%	22,262	30%	+91%
Other	9	nm	112	nm	nm

Total net revenues	$104,379	100%	$73,225	100%	+43%

United States	$57,327	55%	$37,675	52%	+52%
Pacific Rim countries	16,092	15%	11,297	15%	+42%
Europe and rest of world	30,960	30%	24,253	33%	+28%

Total net revenues	$104,379	100%	$73,225	100%	+43%

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
January 1, 2006

Non-GAAP diluted earnings per share guidance	$0.28–0.30

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	(0.05)
Stock-based compensation	(0.05)

GAAP diluted earnings per share guidance	$0.18–0.20

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